EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES AUGUST CASH DISTRIBUTION

Dallas, Texas, August 19, 2014 – U.S. Trust, Bank of America Private Wealth Management, as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.255332 per unit, payable on September 15, 2014, to unitholders of record on August 29, 2014. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales
	Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	19,000	155,000	$96.91	$6.82
Prior Month	19,000	133,000	$92.94	$6.71

Trustee Resignation

On June 20, 2014, unitholders approved Southwest Bank as successor trustee, effective August 29, 2014.

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Dickerman C. Sadler Managing Director U.S. Trust, Bank of America Private Wealth Management, Trustee Toll Free – 855-588-7839